Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES RETIREMENT OF EXECUTIVE OFFICER

—Ernest Sabo, Vice President of Regulatory Affairs and Chief Compliance Officer,

To Retire After a Distinguished 45-year Career, 10 years at Lannett—

Philadelphia, PA — November 17, 2014 — Lannett Company, Inc. (NYSE: LCI) today announced that Ernest J. Sabo, the company’s vice president of regulatory affairs and chief compliance officer, will retire from the company, effective January 2, 2015.

“Ernie has been integral part of our team since joining Lannett in 2005,” said Arthur Bedrosian, president and chief executive officer of Lannett.  “Importantly, during his tenure, FDA inspections for cGMP of our manufacturing facilities have been positive, which is quite a feat given the FDA’s increased scrutiny and more stringent quality control standards.  We wish Ernie well in his retirement.”

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications.  For more information, visit the company’s website at www.lannett.com.

# # #